UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2006

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Page Mill Road, Palo Alto, California 94306

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 752-5000

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 27, 2006, Agilent Technologies World Trade, Inc. (“World Trade”), a wholly-owned subsidiary of Agilent Technologies, Inc. (“Agilent”), entered into a Master Repurchase Agreement and related Confirmation  (together, the “Repurchase Agreement”) with Fenway Capital, LLC (the “Counterparty”) pursuant to which World Trade sold to the Counterparty, for an aggregate purchase price of $1.5 billion, 15,000 Class A Preferred Shares of its wholly-owned subsidiary, Agilent Technologies (Cayco) Limited (the “Purchased Securities”), having an aggregate liquidation preference of $1.5 billion.  Pursuant to the Repurchase Agreement, World Trade is obligated to repurchase from the Counterparty, and the Counterparty is obligated to sell to World Trade, the Purchased Securities at a purchase price equal to 100% of their aggregate liquidation preference on January 27, 2011.

Agilent applied $700 million of the proceeds from the Repurchase Agreement to repay in full the amount borrowed under the Credit Agreement entered into on December 14, 2005, among Agilent, World Trade, the initial lenders named therein and Merrill Lynch Capital Corporation, as collateral and administrative agent, to help finance its previously announced share repurchase program of up to $4.466 billion, including the repurchase of its common stock pursuant to the modified “Dutch auction” self-tender offer consummated on December 19, 2005.  Agilent intends to apply the balance of the proceeds to finance additional purchases of its common stock pursuant to its share repurchase program and for general corporate purposes.  As of January 27, 2006, an additional approximate $1.2 billion of common stock remained to be purchased under the share repurchase program.

Under the Repurchase Agreement, World Trade is obligated to make quarterly payments to the Counterparty, at a rate per annum, reset quarterly, equal to three-month LIBOR (as such term is defined in the Repurchase Agreement) plus 28 basis points.  World Trade is entitled to receive from the Counterparty from time to time amounts equal to all dividends and other distributions in respect of the Purchased Securities.  Agilent Technologies (Cayco) Limited is an entity distinct from Agilent and its other subsidiaries, with separate assets and liabilities.

Pursuant to the Guaranty of Agilent Technologies, Inc. dated as of January 27, 2006 (the “Agilent Guaranty”), Agilent has unconditionally and irrevocably guaranteed to the Counterparty the timely payment of all obligations of World Trade under the Repurchase Agreement.

The Repurchase Agreement contains customary events of default for repurchase agreements with respect to each of World Trade and the Counterparty, including failure to pay amounts owed under the Repurchase Agreement, insolvency events (including with respect to Agilent, as guarantor), breaches of representations (including with respect to Agilent, as guarantor) and the failure to provide various notifications required.  Upon the occurrence and continuance of an event of default thereunder, the non-defaulting party has the right to accelerate, or in the case of the occurrence of an insolvency event, the non-defaulting party will be deemed to have accelerated, the repurchase obligation of World Trade under the Repurchase Agreement.  Under the Repurchase Agreement, World Trade has the right to accelerate the date of repurchase of all or any portion of the Purchased Securities to any date prior to January 27, 2011 (an “Accelerated Repurchase Date”).

Pursuant to the Related Agreement, dated as of January 27, 2006 (the “Related Agreement”), among Merrill Lynch Capital Services, Inc. (“Merrill Lynch”), Agilent and World Trade, Agilent and World Trade have jointly and severally agreed that World Trade shall be obligated to designate an Accelerated Repurchase Date under the Repurchase Agreement with respect to all (or, in limited cases, a portion) of the Purchased Securities in the event World Trade receives written notice from Merrill Lynch (the “Merrill Lynch Notice”) that either (i) the liquidity arrangement entered into between Merrill Lynch and the Counterparty is being terminated prior to January 27, 2011 or the short-term unsecured debt obligations of the Counterparty shall have ceased to be rated at least “A-1” by Standard & Poor’s Rating Group or “P-1” by Moody’s Investors Service, Inc. and, in either case, Merrill Lynch has been unable to arrange for one or more replacement counterparties reasonably acceptable to World Trade and Merrill Lynch, (ii) World Trade has refused to consent to the Counterparty’s transfer of such rights and obligations to a replacement counterparty or (iii) there has been a change in law which causes it to become unlawful for Merrill Lynch or any of its affiliates to exercise any of its rights or perform any of its obligations under such liquidity arrangement or which, subject to certain conditions, otherwise materially and adversely affects the accounting, tax or regulatory treatment of Merrill Lynch or any of its affiliates as counterparty under such liquidity arrangement.  In the event World Trade optionally exercises its right under the Repurchase Agreement to designate an Accelerated Repurchase Date (subject to limited exceptions) and in certain additional circumstances, World Trade will be required to pay a make-whole premium to Merrill Lynch.

Upon receipt of the Merrill Lynch Notice, World Trade shall be obligated to designate an Accelerated Repurchase Date to occur no earlier than 180 days from the date of such notice and as designated by Merrill Lynch in such notice  with respect to all (or in limited cases a portion) of the Purchased Securities held by the Counterparty.  In the event that a financing shall be necessary to purchase all or a portion of the Purchased Securities on the Accelerated Repurchase Date, Agilent and World Trade shall jointly and severally be required to make additional payments to Merrill Lynch if either (A) any securities offering, if contemplated, is not commenced (or credit facilities, if contemplated, shall not have been entered into) within 120 days of receipt of the Merrill Lynch Notice or (B) whether or not a financing is contemplated, the Purchased Securities shall not have been purchased by the Accelerated Repurchase Date.  Such payments, shall be equal to .25% per annum on the aggregate liquidation preference of the relevant Purchased Securities for the first 180 days that either of such events shall have occurred and be continuing, increasing by .25% per annum for each subsequent 180-day period, subject to a maximum of 1.0% per annum.

In addition, Agilent and World Trade entered into the Agilent Agreement, dated as of January 27, 2006, in favor of the Counterparty and certain other parties, regarding certain representations, warranties and covenants of Agilent and World Trade with respect to each and with respect to Agilent Technologies (Cayco) Limited and certain other subsidiaries of Agilent.

The foregoing agreements will result in the classification of approximately $1.6 billion of Agilent’s investments as restricted on its balance sheet as of January 31, 2006.

A copy of the aforementioned agreements are included herein as Exhibits 99.1, 99.2, 99.3 and 99.4 and are incorporated by reference into this Item 1.01.  The foregoing descriptions are qualified in their entirety by reference to the full text of the agreements.

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.01.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The following are furnished as exhibits to this report:

Exhibit No.	Description
99.1	Master Repurchase Agreement (including Annexes and related Confirmation), dated as of January 27, 2006, between Agilent Technologies World Trade, Inc. and Fenway Capital, LLC

99.2	Guaranty of Agilent Technologies, Inc. dated, as of January 27, 2006

99.3	Related Agreement, dated as of January 27, 2006, among Merrill Lynch Capital Services, Inc., Agilent Technologies, Inc. and Agilent Technologies World Trade, Inc.

99.4	Agilent Agreement, dated as of January 27, 2006, by Agilent Technologies, Inc. and Agilent Technologies World Trade, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Marie Oh Huber
	Name:	Marie Oh Huber
	Title:	Vice President, Assistant Secretary and Assistant General Counsel

Date: February 1, 2006